UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2023

Pontem Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39882	98-1562955
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

2170 Buckthorne Place, Suite 320

The Woodlands, Texas 77380

(212) 457-9077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	PNTM.U	New York Stock Exchange
Class A ordinary shares included as part of the units	PNTM	New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PNTM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2023, Burak Alici, a member of the Board of Directors (the “Board”) of Pontem Corporation (the “Company”), notified the Board of his decision to resign as a director of the Company effective immediately. Mr. Alici has been a member of the Board since the Company’s initial public offering (“IPO”) and was the Lead Director of the Board. Mr. Alici’s resignation was not due to any disagreement with the Company. Effective as of April 10, 2023, the Board appointed David Hagen, age 50, to serve on the Board. Mr. Hagen will serve as a Class III director of the Company.

Mr. Hagen is the Director of Business Development at QVIDTVM responsible for investor relations, marketing, and partnerships. Prior to QVIDTVM, Mr. Hagen was head of Institutional Equity Sales at Stephens Inc. He has over 20 years of equity capital markets experience helping companies raise capital. He specialized in working with mutual funds, hedge funds and investment partnerships, helping them deliver returns to investors. Prior to Stephens, Mr. Hagen spent 9 years at William Blair as a partner in equity sales helping the firm establish its New York office. He also worked for Thomas Weisel Partners and Lehman Brothers Inc. in New York and San Francisco. Mr. Hagen received a B.S. in Political Science from Santa Clara University.

The Company believes that Mr. Hagen’s extensive experience advising public and private companies on investment management, business development and other corporate matters make him well qualified to serve on the Board.

In connection with Mr. Hagen’s appointment as a director, on April 10, 2023, the Company entered into a letter agreement with Mr. Hagen (the “Letter Agreement”), pursuant to which, among other things, Mr. Hagen has agreed (i) to vote any Class A ordinary shares held by him in favor of the Company’s initial business combination; (ii) to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated; and (iii) to certain transfer restrictions with respect to the Company’s securities. The Letter Agreement contains substantially similar provisions to the letter agreement entered into by the Company with its other insiders at the time of the Company’s initial public offering. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company also entered into an indemnification agreement with Mr. Hagen in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.5 to the Company’s Form S-1/A filed with the SEC on January 8, 2021.

There are no family relationships between Mr. Hagen and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Hagen that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Hagen and any other person pursuant to which Mr. Hagen was appointed as a director of the Company.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Letter Agreement, dated April 10, 2023, by and between Pontem Corporation and David Hagen.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2023

PONTEM CORPORATION

By:	/s/ Nina Murphy
Name:	Nina Murphy
Title:	Chief Financial Officer

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